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                                                                   EXHIBIT 10.29






                                  GROUND LEASE

         This Ground Lease (this "LEASE") is made as of June 30, 1999 by and between ROUGE STEEL COMPANY, a Delaware corporation (the "GROUND LESSOR") and DEARBORN INDUSTRIAL GENERATION, L.L.C., a Michigan limited liability company (the "GROUND LESSEE"). For purposes of this Lease, reference to "party" or "parties" to the Lease means Ground Lessor and Ground Lessee, only. Capitalized terms used herein have the meaning assigned to them in Appendix A to this Lease unless otherwise defined in the text.

                                    ARTICLE I
                                 LEASED PREMISES

         SECTION 1.01. LEASE OF LEASED PREMISES. Ground Lessor hereby demises and leases to Ground Lessee, and Ground Lessee hereby leases from Ground Lessor, for the Ground Lease Term, and upon and subject to the terms and conditions of this Lease, the land described in Exhibit A attached to and made a part of this Lease (the "LEASED PREMISES"). The Leased Premises is leased to Ground Lessee subject to all conditions, covenants, easements and restrictions of record, and existing Utilities Lines.

         SECTION 1.02. USE OF LEASED PREMISES. Ground Lessee agrees and covenants that the Leased Premises shall be used only for purpose of construction and operation, (including installation, maintenance, repair, restoration, replacement, dismantling and removal), or maintenance, repair or replacement during periods of non-operation, of improvements comprising all or any portion of the Project and parking lots, utility lines, access roads, storage facilities and such other site improvements as are customary and incidental thereto (the "SITE PROJECT IMPROVEMENTS") and, as provided in and subject to Section 1.04, improvements comprising any portion of an Expanded Facility and parking lots, utility lines, access roads, storage facilities and such other site improvements as are customary and incidental thereto (the "EXPANDED FACILITY IMPROVEMENTS"; collectively the Site Project Improvements and the Expanded Facility Improvements are the "SITE IMPROVEMENTS").

         SECTION 1.03. CONDITION OF LEASED PREMISES. Subject only to the Insurance and Indemnification Agreement between Ground Lessor and Ground Lessee and, the Insurance and Indemnification Agreement between Ford and Ground Lessee as it relates to the Leased Premises, and to Ground Lessor's representation in
Section 1.032, Ground Lessee is leasing the Leased Premises in its present physical condition. Ground


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Lessee shall rely solely upon its investigations, including those made for it by contractors and other persons, with regard to the condition of the Leased Premises, including its location, size, subsurface or soil condition, including Hazardous Materials, or suitability thereof for the construction and operation of the Project and any Expanded Facility thereon, the availability of utilities services (electricity, gas, potable water, sanitary sewage disposal and storm water disposal, telephone, cable and other communications interconnections); compliance with applicable government rules or availability of government actions necessary to enable the use of Leased Premises for operation of the Project and Expanded Facility. The Leased Premises shall be leased, and Ground Lessee shall accept possession of the Leased Premises on the Closing Date, "as-is, where-is and with all faults," except as is expressly provided in the first sentence above. Ground Lessee acknowledges that prior to its execution of this Lease it has had the opportunity to conduct, and has conducted all such inspections, investigations, tests, analyses, appraisals and evaluations of the Leased Premises as Ground Lessee considers necessary or appropriate.





         SECTION 1.031. INTENTIONALLY OMITTED


         SECTION 1.032. EXISTING UTILITIES AND PARKING FACILITIES.

                  (a) The Leased Premises is leased to Ground Lessee subject to the reservation herein by Ground Lessor of the right, for itself, Ford and any public or quasi-public utility company providing service to the Rouge Complex Land by means of recorded existing easements, easements listed in Exhibit E or by existing utilities lines shown on the Existing Conditions Map ("UTILITIES LINES") situated thereon to have such Utilities Lines cross the Leased Premises; to provide service to or for the Rouge Complex Land through such Utilities Lines, and to come upon the Leased Premises to maintain, repair, restore and replace (in the existing location) such Utilities Lines.


                  (b) Ground Lessor has provided to Ground Lessee a map of the Leased Premises displaying all Utilities Lines within the Leased Premises known to Ground Lessor to serve the Rouge Site and existing parking facilities upon the Leased Premises, referred to as the "EXISTING CONDITIONS MAP," identified as ____________________ which Ground Lessor has caused to be prepared to the best of knowledge of the Rouge Steel Company Plant and Engineering Department; and it is located at the Rouge Steel Company Plant and Equipment Engineering Department, Rouge Office Building, 3001


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Miller Road, Dearborn, Michigan.

                  (c) In Ground Lessee's physical development of the Leased Premises, relocation (as necessary), protection and preservation of the Utilities Lines to preserve their current operating capability shall be the responsibility of Ground Lessee, at its sole risk and expense; and the work and cost of replacement (including, but not limited to, satisfaction of Governmental Requirements) of Ground Lessor's surface parking facilities with like-kind facilities from the Leased Premises to the location designated on an addendum to the Existing Conditions Map on other land owned by Ground Lessor shall be performed and paid by Ground Lessee. After replacement of the parking facilities, Ground Lessee shall have no further duty to incur any cost in further reconstruction, maintenance or repair of same not occasioned by Ground Lessee's or its contractors, agents and employees' negligence.

                  Ground Lessee shall provide notice to Ground Lessor not less than ten (10) business days in advance of any proposed relocation or protective actions concerning Utilities Lines, accompanied with plans for installation of such relocated lines or for protection of Utilities Lines. All plans and all work for any relocation of or protective actions concerning Utilities Lines shall be subject to the prior written approval of Ground Lessor which shall not be unreasonably withheld or delayed. The approval of Ground Lessor shall not be withheld if (i) adequate provision, in the reasonable judgment of Ground Lessor, is made for no interruption or diminishment of service provided by Utilities Lines as a result of construction of any Site Improvements or by reason of relocation or protective action, except for such tie-in and cut-over procedures, including scheduling, which provide conditions reasonably acceptable to Ground Lessor; (ii) there is no increase of risk of disruption of service or burden of maintenance, repair and replacement of such Utilities Lines reasonably foreseeable as a result of relocation or protective action or by construction of Site Improvements; and (iii) in the case of relocation of Utilities Lines, the materials, systems and design and the construction processes for relocation are of at least equal quality and usefulness to that of the relocated line. Provided that the notice of request for approval is also provided to Ground Lessor's Vice President of Operations, in addition to the parties identified in Section 12.01 hereof, Ground Lessor's failure to respond to Ground Lessee's notice of request for approval within ten (10) days following receipt of the request shall be deemed consent to the action proposed in the request.

                  If Ground Lessor during periods of construction desires to upgrade the service provided by Utilities Lines (by means of enlargement or supplemental systems to

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increase functionality) at the time of work being performed for relocation or protective action with respect to Utilities Lines by Ground Lessee, Ground Lessor shall pay to Ground Lessee the incremental cost of such upgrade over the work to be performed otherwise satisfying the conditions of this Section 1.032. If the upgrade work would result in a delay in Ground Lessee's construction schedule, then Ground Lessee shall not be required to perform such upgrade work, unless Ground Lessor agrees to pay Ground Lessee for the additional costs required to keep the construction on schedule. Payment of such costs shall be made within thirty (30) days of receipt by Ground Lessor of invoices therefor. All work by or for Ground Lessee shall be performed in accordance with approved plans therefor. Ground Lessor shall have a right to inspect prosecution of any work in connection with relocation or protection of Utilities Lines in coordination with the work being performed.

                  (d) In accordance with the Insurance and Indemnity Agreement, Ground Lessee shall only be responsible for all actual or direct damages resulting and all remedial actions required, if in the prosecution of any work or activities upon the Leased Premises, or reasonably foreseeable as a consequence thereof, Ground Lessee adversely affects the current operating capability of Utilities Lines, any Utilities Lines relocated by Ground Lessee or protected by Ground Lessee as required under subparagraph (c) above, and any new utility lines installed in accordance with Section 1.033. Ground Lessor shall be responsible for, and bear the cost of, maintenance, repair and replacement for all Utilities Lines upon the Leased Premises not otherwise the responsibility of Ground Lessee under this paragraph.

                  (e) Ground Lessor and Ground Lessee further agree that, in the event either of them so requests, the pathway of all Utilities Lines shall be surveyed and described in easement documents suitable for recording subjecting the Leased Premises to easements for Utilities Lines as a matter of public record, to the extent that such easements are not so described and defined as a matter of public record as of the Closing Date. In such event, the party requesting the survey shall be responsible for its cost.

                  SECTION 1.033. NEW UTILITIES LINES. Ground Lessor reserves the right to come upon that portion of the Leased Premises located within 20 feet of a property line not designated in a site plan prepared by Ground Lessee for Site Improvements and attached to this Lease as Exhibit B (the "SITE PLAN") to install, maintain, repair, restore and replace new utilities lines to cross the Leased Premises when doing so, in the reasonable judgment of Ground Lessor, provides the most practicable means of service to be provided by such new utilities lines, as long as the location of such new utilities lines

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will not interfere with the use of the Leased Premises for the purpose of construction and operation of Site Improvements in the areas designated therefor on the Site Plan. Notwithstanding the foregoing, prior to commencement of any work upon the Leased Premises for the installation of new utilities lines by Ground Lessor, Ground Lessor shall give Ground Lessee not less than ten (10) days notice in advance of such work. If Ground Lessee provides Ground Lessor with notice of its objection to Ground Lessor's planned installation of new utilities lines prior to commencement of such installation, then the parties shall meet in an attempt to satisfy Ground Lessee's objections. If such meeting does not satisfy Ground Lessee's objections, then Ground Lessee and Ground Lessor shall utilize the dispute resolution procedures in Article XV, which shall take in to account Ground Lessee's current and proposed uses for the Leased Premises and available alternatives to Ground Lessor. If Ground Lessee grants, or the invoking of the dispute resolution procedures results in, permission to Ground Lessor for the installation of new utilities lines then Ground Lessee shall be responsible for any future relocation or modification that is deemed necessary by Ground Lessee.

                  Prior to maintenance, repair, restoration and replacement of new utilities lines, in the normal course, when supply of services provided by new utilities lines is not interrupted or diminished, Ground Lessor shall give Ground Lessee ten (10) days notice of need to come upon the Leased Premises.

         SECTION 1.034 NOTICE PRIOR TO ENTRY.

         In the normal course, when supply of services provided by Utilities Lines is not interrupted or diminished, Ground Lessor shall give Ground Lessee ten (10) days notice of need to come upon the Leased Premises. In cases where Ground Lessor or other beneficiary of the services provided by Utilities Lines or new utility lines believes in its reasonable business judgment that supply of services is at risk by reason of the condition of any of the Utilities Lines or new utility lines, Ground Lessor shall give as much advance notice of need for repair as it considers reasonable under prevailing circumstances. In the case of an emergency situation, in the reasonable business judgment of Ground Lessor or other beneficiary of the service provided by the Utilities Lines or new utility lines, no advance notice is required. Any entry upon the Leased Premises as described above shall be at such times and in such manner as will not interfere or interrupt the operations of Ground Lessee, and shall be subject to such further conditions as may be contained in any of the Companion Agreements.

         SECTION 1.04. EXPANSION UPON LEASED PREMISES.

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                  (a)      In addition to the Project, Ground Lessee may install
upon the Leased Premises an additional gas turbine generator and ancillary equipment (including heat recovery steam generator) with a nominal net capacity of approximately 160 MW.

                  (b)      In addition to the right conferred under subparagraph
(a) of this Section 1.04, subject to Ground Lessee's obtaining the prior written approval of Ground Lessor, which shall not be unreasonably withheld, Ground Lessee may further expand the electricity and/or steam producing capacity of the Project and construct and install additional improvements therefor. In connection with approval of such expansion, due consideration shall be given, among other things, to any potential adverse effect (i) upon the Operative Documents and the rights and obligations of the parties thereunder and (ii) upon the ability of Ford and ROUGE to operate or expand the Rouge Complex in accordance with Governmental Requirements and in a manner compatible with normal business operations being conducted upon the Rouge Complex Land.

                  (c) Any improvements constructed upon the Leased Premises which constitute an addition to, or serve an expansion of, the Project are referred to as the "EXPANDED FACILITY IMPROVEMENTS," and that portion of the improvements is referred to as the "EXPANDED FACILITY."

         SECTION 1.05. TITLE TO SITE IMPROVEMENTS. The parties acknowledge that title to the Site Improvements is and shall remain in Ground Lessee and shall not become part of the Leased Premises whether or not the Site Improvements or any of it becomes affixed to real property or permanently rests upon any real property or any improvement thereon. It is the intention of the parties that title to the Leased Premises is to remain separate from title to the Site Improvements throughout the Term and thereafter except as expressly provided in this Lease.

         SECTION 1.06. DAMAGE, DESTRUCTION OR CONDEMNATION. This section shall apply in the event that all or any portion of the Project or the Project Site is condemned, appropriated, damaged or destroyed. To the extent that it is feasible for the Ground Lessee and further subject to the requirements and direction of Ground Lessee's project finance lenders, it will use all reasonable efforts, including the use of insurance proceeds, to replace any portion of the Project which has been damaged, destroyed or condemned. To the extent that it is not feasible to replace any portion of the Project, the parties will enter into negotiations to amend the Lease, if appropriate.


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                                   ARTICLE II
                                      TERM

         SECTION 2.01. Intentionally Left Blank


         SECTION 2.02. INITIAL TERM. The Initial Term of this Ground Lease shall commence at 12 midnight of the Closing Date and end at 11:59 p.m. on December 31, 2030, unless earlier terminated as provided herein.

         SECTION 2.03. EXTENDED TERM. If this Lease has not been earlier terminated, at the end of the Initial Term, the Term of this Lease shall be automatically extended on the same terms and conditions as contained in this Lease except as expressly provided otherwise, for a term coterminous with the term of an Electricity Sales Agreement, Steam Sales Agreement or Blast Furnace Gas Purchase Agreement then in effect between Ground Lessor and Ground Lessee or between any other entity located within the Rouge Complex and Ground Lessee, whichever is of longer duration, subject to further extension by extension of the term of any Electricity Sales Agreement, Steam Sales Agreement and Blast Furnace Gas Purchase Agreement. The Electricity Sales Agreements, Steam Sales Agreements and Blast Furnace Gas Purchase Agreement in existence at the end of the Initial Term, and all subsequent amendments thereto shall be attached to this Lease from time to time as evidence of agreement for extension of the Lease Term.

         SECTION 2.04. POST-TERMINATION TERM. Subject to and in accordance with the Purchase Option Agreement, if Ground Lessee desires to continue to operate the Site Improvements, Ground Lessor and Ground Lessee shall meet sixty (60) days prior to the end of the expiring Initial or Extended Term to negotiate a mutually agreeable land use or purchase agreement for the Leased Premises. In the event the parties cannot negotiate a mutually agreeable arrangement prior to the expiration of the relevant Term, then Ground Lessee shall have the option to exercise its rights under the Purchase Option Agreement or to extend the term of this Lease, for one Post-Termination Term of five (5) years from the ending of the Term.


                                   ARTICLE III
                                      RENT


         SECTION 3.01. INITIAL AND EXTENDED TERMS. During the Initial and Extended Terms of this Lease, for so long during such Terms as the Leased Premises is used exclusively in compliance with Section 1.02, or during any portion of the Initial or Extended Terms that the Leased Premises is used other than exclusively in compliance


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with Section 1.02 ("OTHER USE") with the prior consent of the Ground Lessor, which it may grant or withhold in its sole discretion, Ground Lessee shall pay annually, in advance, on or before January 1 of each full calendar year and on the Closing Date for the first year if the Closing Date occurs after January 1, the sum of One Dollar ($1.00) as Fixed Rent for the Leased Premises.

         SECTION 3.02. FAIR MARKET RENT. During any portion of the Initial or Extended Terms that the Leased Premises is used for an Other Use without prior consent of the Ground Lessor, and during any Post-Termination Term, the Fixed Rent shall be the Fair Market Rental Value for the Leased Premises determined pursuant to the appraisal procedure of the Purchase Option Agreement. The annual Fixed Rent so determined shall be adjusted annually by the increase or decrease in the U.S. Department of Labor Consumer Price Index ("CPI") for all Urban Consumers for Detroit, Michigan from the base period which shall be the date on which the applicable Other Use or Post-Termination term began and for every successive 12 month period and Fixed Rent under this Section 3.02 shall be payable in installments monthly, in advance, commencing as of the first day of the unconsented to Other Use or of the Post-Termination Term, as the case may be and continuing on the same day of each month thereafter. Nothing in this Article III shall imply permission for, or be construed to permit a change of, use of the Leased Premises from that use described in Section 1.02.

         SECTION 3.03. NET RENT; ADDITIONAL RENT. The Fixed Rent payable under Sections 3.01 and 3.02 shall be net to Ground Lessor. In addition to the Fixed Rent, Ground Lessee shall pay as Additional Rent all Charges asserted with respect to Ground Lessee's use of the Leased Premises, before any delinquency, but subject to the right to contest as provided in Section 7.03; and all other Additional Rent as defined in Appendix A.


                                   ARTICLE IV
                           EASEMENTS AND RIGHTS OF WAY

         SECTION 4.01. EASEMENTS. Ground Lessor hereby confirms its grant to Ground Lessee of the easements, licenses, rights of way and rights upon the property of Ground Lessor described and as set forth in the Easement Agreement attached as Exhibit C to this Lease (collectively, the "EASEMENTS"), the terms and provisions of which are incorporated into this Lease by reference.

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         SECTION 4.02. OMITTED

         SECTION 4.03. RIGHTS OF WAY. Ground Lessee shall be responsible for acquiring, all rights of way (collectively, the "RIGHTS OF WAY") across, over and in Off Site Property, including but not limited to public rights of way (e.g. Miller Road), that Ground Lessee may require for operation of the Site Improvements. No agreement for a grant of a Right of Way shall impose a burden upon the Leased Premises without the prior written consent of Ground Lessor, which shall not be unreasonably withheld or delayed. Any burden imposed shall be a Charge.



                                    ARTICLE V
                                      LIENS

         SECTION 5.01. NO LIENS.

         (a) Ground Lessee covenants and agrees that it will keep or cause to be kept the Leased Premises free and clear of Liens other than Permitted Liens which shall, however, be subordinate to this Lease. On the final determination of the validity or amount of any such Permitted Lien as to which Ground Lessee has the right to contest, Ground Lessee shall promptly pay the amount of the Lien with all costs and charges payable in connection therewith, and shall cause the Lien to be released or judgment satisfied at Ground Lessee's expense. If any Lien placed on the Leased Premises ripens into final judgment, Ground Lessor may, at its option, pay any such final judgment and any money so paid by Ground Lessor shall be reimbursed to Ground Lessor by Ground Lessee within thirty (30) days after receipt of a statement or documented demand therefor. Prior to the payment of such final judgment, Ground Lessor shall give Ground Lessee notice, and Ground Lessee shall have an opportunity to pay such final judgment during a period of 120 days following notice unless the interest of Ground Lessor as to any portion of the Project and the Leased Premises is threatened by nonpayment of the judgment.


         (b) Ground Lessor covenants and agrees that it will keep or cause to be kept the Leased Premises free and clear of Liens other than Permitted Liens which shall, however, be subordinate to this Lease. On the final determination of the validity or amount of any such Permitted Lien as to which Ground Lessor has the right to contest, Ground Lessor shall promptly pay the amount of the Lien with all costs and charges payable in

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connection therewith, and shall cause the Lien to be released or judgment satisfied at Ground Lessor's expense. If any Lien placed on the Leased Premises ripens into final judgment, Ground Lessee may, at its option, pay any such final judgment and any money so paid by Ground Lessee shall be reimbursed to Ground Lessee by Ground Lessor within thirty (30) days after receipt of a statement or documented demand therefor. Prior to the payment of such final judgment, Ground Lessee shall give Ground Lessor notice, and Ground Lessor shall have an opportunity to pay such final judgment during a period of 120 days following notice unless the interest of Ground Lessee as to any portion of the Project and the Leased Premises is threatened by nonpayment of the judgment.

         SECTION 5.02. SEPARATE PARCEL. Ground Lessee shall apply for and with due diligence and Commercially Reasonable Efforts, and with the reasonable cooperation of Ground Lessor, process an application for a separate tax parcel identification number for the Leased Premises, including no other real property, for purposes of real estate taxation and assessment; and shall likewise process such application as is required by, and in accordance with, the Michigan Land Division Act and applicable ordinances. Ground Lessee shall use Commercially Reasonable Efforts to obtain a property tax abatement and otherwise minimize the amount of property tax payable on the Project and the Leased Premises. Ground Lessor shall provide reasonable assistance to Ground Lessee in seeking to obtain such abatement and favorable assessment.


                                   ARTICLE VI
                                    INSURANCE

         SECTION 6.01. Ground Lessee shall maintain or cause to be maintained in effect, insurance policies with respect to the Leased Premises and the Project as required in the Insurance and Indemnity Agreement.


                                   ARTICLE VII
                       COVENANTS OF GROUND LESSEE; DEFAULT

         SECTION 7.01. COVENANTS. Ground Lessee hereby covenants and agrees as follows:


         (a) In good faith and with due diligence, to pursue, or cause to be pursued, other than for reasons of force majeure as defined in the turnkey agreement for the

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         engineering, procurement and construction of the Project), the construction and installation upon the Leased Premises, the Off Site Property and the Easement Areas all improvements, equipment, facilities comprising the Project, in operating condition and to commence operation of the Project to perform the function of the Project in the capacities, quantities and quality required under the Purchase and Sales Agreements by the Commencement Date or by such later date as close in time to the Commencement Date as good faith pursuit will allow.

         (b) To comply, in the development, construction, operation, maintenance, repair and replacement of the Project and the Expanded Facility and in its use of the Leased Premises and the Easement Areas and Rights of Way, with all Government Rules, and Government Requirements, unless compliance is the responsibility of Ground Lessor or Ford under any Companion Agreement.

         (c) To observe and comply materially with the terms of all covenants, conditions, restrictions and easements affecting or appurtenant to the Leased Premises, as may be described in the documents listed in Section 1.032(a), or created upon and after the Closing Date as contemplated by this Lease or by the Easement Agreement, unless compliance is the responsibility of Ground Lessor or Ford under any Companion Agreement.

         (d) To perform and observe this Lease in accordance with its terms.

         (e) To perform the covenants and agreements of Ground Lessee under the Companion Agreements so as to avoid an event of default thereunder, but subject to all cure provisions afforded thereby and to the dispute resolution processes (including arbitration) provided therein.

         (f) Ground Lessee agrees that during its use and occupancy of the Leased Premises it will promptly deliver to Ground Lessor notice of the discovery of any environmental condition which, in the reasonable opinion of Ground Lessee's environmental counsel, requires reporting or notification to a governmental agency or which would trigger an obligation of Ground Lessor under any of the Environmental Laws. The terms of this paragraph shall not preclude Ground Lessee from delivering prior notice to its project finance lenders or to comply with any Government Requirements.

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         SECTION 7.02. DEFAULT.

         (a) The failure of Ground Lessee to perform any of its covenants and agreements under the Lease shall constitute a ("LEASE FAILURE"). If any Lease Failure continues for a period of one hundred twenty (120) days after notice from Ground Lessor to Ground Lessee (the "CURE PERIOD") as extended as provided in (b) of this Section 7.02, the Lease Failure shall become an "EVENT OF DEFAULT," entitling Ground Lessor to exercise such remedies as it may have at law or in equity subject to the express provisions of this Lease, subject only to Ground Lessor's obligation to give notice to a Mortgagee and Mortgagee's right to cure under Section 10.03.

         (b) In the case of a Lease Failure under Section 7.01(b), (c), (d) or (e) that cannot be remedied with the exercise of due diligence within the Cure Period, if Ground Lessee has during the Cure Period commenced a course of action adequate to remedy the Lease Failure and thereafter prosecutes such course of action with all due diligence and continuity to the reasonable satisfaction of Ground Lessor,

Ground Lessor agrees to extend the Cure Period for such reasonable time as may be reasonably necessary to achieve cure of the Lease Failure (the "EXTENDED CURE PERIOD"), provided that in no event shall such extension of right to cure prejudice or otherwise adversely affect or have the potential to adversely affect the interests of Ground Lessor in the Leased Premises or the Project, or subject Ground Lessor to Charges or Claims, or place Ground Lessor in violation of Governmental Rules; and against all of the foregoing, Ground Lessee shall indemnify and hold Ground Lessor harmless as provided in the Insurance and Indemnity Agreement. Ground Lessor shall provide notice of intent to end the Extended Cure Period, and as the circumstances permit, Ground Lessee shall have a period not less than five (5) or more than thirty (30) days (as specified in the notice of intent) to conclude cure of the Lease Failure prior to the Lease Failure becoming an Event of Default as above provided.

         SECTION 7.03. PERMITTED CONTESTS. So long as no Event of Default shall have occurred and be continuing, Ground Lessee shall have the right to contest, at its own expense, in good faith, with due diligence and upon reasonable grounds, the amount or validity or application, in whole or in part, of any charges, claims or lien; provided that (i) such contest shall suspend the execution, enforcement or collection thereof against the Leased Premises, any part thereof or any interest therein or in this Lease, the Rent or other amount payable hereunder; (ii) such contest shall not create any risk or impairment of the

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operation or use of the Project in any material respect, and neither the Project nor any part thereof or interest therein would be in a danger of being sold, forfeited, lost or rendered inoperable by reason of any such contest; (iii) neither Ground Lessee nor Ground Lessor would be subjected to the risk of any criminal action or penalty or any material civil liability as a result of such contest; and (iv) Ground Lessee shall have furnished such security, if any, as may have been required in connection with such contest and as may have been reasonably requested by Ground Lessor; and provided further that Ground Lessee shall have delivered to Ground Lessor prior notice of any such contest. Upon the conclusion of any contest permitted under this Section 7.03, Ground Lessee shall promptly take such actions, including, without limitation, the payment of any charges, claims or lien, interest, penalty or other amounts due in connection therewith and provide evidence to Ground Lessor of the satisfaction of all contested matters.

                                  ARTICLE VIII
                                  SUBORDINATION

         SECTION 8.01. The lien of any mortgage or indenture hereafter placed upon the fee title to the Leased Premises (a "FEE MORTGAGE") shall be subject and subordinate to this Lease, the rights of Ground Lessee hereunder, to any new Lease made pursuant to Section 10.03 of this Lease and to the leasehold estate created hereby or thereby, and to any amendments of this Ground Lease and any such new Lease; provided, however, that so long as any Fee Mortgage shall constitute a lien on the fee title to the Leased Premises, no agreement hereafter made amending this Lease, or any such new Lease, so as to (i) reduce the amount of rent, (ii) shorten or extend the term of this Lease or any such new Lease, or (iii) increase the obligations of Ground Lessor under this Lease in any way, shall be binding upon the holder of any Fee Mortgage or upon the granting of any deed given in lieu of foreclosure of any such Fee Mortgage, or their successors and assigns, and any such holder or purchaser or grantee or their successors and assigns shall be entitled to enforce this Lease or any such new Lease in accordance with its terms prior to any such amendment. Any Fee Mortgage shall contain a provision for release of the Leased Premises from the lien of the Fee Mortgage upon consummation of Ground Lessee's purchase of the Leased Premises pursuant to the Purchase Option Agreement.

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                                   ARTICLE IX
                            LEASE TERMINATION EVENTS

         SECTION 9.01. This Lease shall terminate upon the following events ("TERMINATION EVENTS"):

         (a)      An Event of Default.


         (b) If during the Initial Term following the termination of the Purchase and Sales Agreements, (i) Ground Lessee notifies Ground Lessor of its intent to permanently cease operation of the Project or (ii) in fact ceases to operate and fails to maintain the Project during periods of non-operation, and such failure continues for a period of greater than one year.

         (c) After the Initial Term, during or at the end of an Extended Term the termination of the Electricity Sales Agreements, the Steam Sales Agreements and the Blast Furnace Gas Purchase Agreement between Ground Lessor and Ground Lessee or between any other third party located within the Rouge Complex and Ground Lessee, whichever occurs latest, either (i) by expiration of its (or their) terms or (ii) by Ground Lessee for reason of breach of such Agreements by the party other than Ground Lessee, as provided therein.

         (d) The expiration of the Term of this Lease by the ending (i) of the Initial Term without extension as provided in Section 2.03 or (ii) of any Extended Term without extension as provided in Section 2.03, in either case other than by reason of an Event of Default.


         (e) The expiration of the Post-Termination Term other than by reason of an Event of Default.

         SECTION 9.02 OMITTED


         SECTION 9.03 OMITTED

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



         SECTION 9.04 OMITTED

         SECTION 9.05 POST-TERMINATION OCCUPANCY. All occupancy of the Leased Premises by or on behalf of Ground Lessee and activity (or inactivity) of and on behalf of Ground Lessee upon the Leased Premises following a termination of this Lease shall be governed by and subject to the terms and conditions of this Lease, which shall survive termination for the purposes of governing post-termination activity (or inactivity) upon or occupancy of the Leased Premises as required or permitted under this Lease during such period to carry out the rights and obligations of Ground Lessee. If there is no closing of a sale of the Leased Premises to Ground Lessee, and if Ground Lessee fails to remove the Site Improvements from the Leased Premises, (if such removal is required under this Lease), within twenty-four (24) months following the earlier of (i) the date notice is given, not more than eighteen (18) months prior to the end of the then term which is not subject to extension under Section 2.03, by Ground Lessor and Ford that neither Ground Lessor nor Ford will exercise the option to purchase the Project under the Purchase Option Agreement, or (ii) the date upon which Ground Lessor and/or Ford have not exercised the option to purchase the Project under the Purchase Option Agreement (the "REMOVAL PERIOD"), Ground Lessor may elect either (i) to elect to treat all or any portion of the Site Improvements as conveyed to it without further consideration or (ii) to cause removal of all or such portions thereof as Ground Lessor desires, at the expense and risk of Ground Lessee.

         If Ground Lessee shall fail to remove the Site Improvements within the first eighteen (18) months of the Removal Period, Ground Lessee shall, for each succeeding month during the Removal Period in which Ground Lessee has failed to remove the Site Improvements, pay a monthly fee for delayed delivery of possession of the Leased Premises to Ground Lessor equal to 1.5 times the monthly installment of Fair Market Rental Value (if determined) plus Additional Rent, or if market rental value has not been determined, an amount which is annually ten percent (10%) of the Fair Market Sales Value of the Leased Premises, plus Additional Rent.


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


                                    ARTICLE X
                         ASSIGNMENT, MORTGAGING, SUBLEASE

         SECTION 10.01. ASSIGNMENT. This Lease may be assigned by Ground Lessee, or any assignee of Ground Lessee, without the consent of Ground Lessor on one or more occasions to any assignee permitted under the Companion Agreements, provided there shall be delivered to Ground Lessor (i) a duplicate original of the instrument or instruments of transfer of this Ground Lease in recordable form, containing the name and address of the transferee thereof, and (ii) an instrument of assumption by such transferee of all Ground Lessee's obligations under this Lease. Upon such assignment of this Ground Lease and compliance with the conditions referred to in the foregoing sentence, the assignor shall be released from the performance of all the obligations on the part of Ground Lessee thereafter to be performed hereunder except any unperformed obligations which shall have matured prior to such assignment. No other assignment shall be permitted except as provided in Section 10.02 below.

                  SECTION 10.01.1 SUBLEASE. Notwithstanding the foregoing, if required for regulatory purposes in order to make electricity sales prior to June 1, 2000, Ground Lessee may sublease all or a portion of the Leased Premises to an affiliated company for a period not to extend beyond June 1, 2000.

                  SECTION 10.02. MORTGAGE. Without the prior consent of Ground Lessor, Ground Lessee shall have the right to mortgage the leasehold estate hereby created to secure indebtedness of Ground Lessee for financing of the Site Improvements, and to grant a security assignment of this Lease and the Operating Agreements and Companion Agreements in connection with such financing, for the benefit of the Lender; and Ground Lessee is authorized to execute and deliver an instrument constituting a lien on Ground Lessee's interest in this Lease, including without limitation a Trust Indenture or any other mortgage, deed of trust or indenture of mortgage and deed of trust (a "MORTGAGE"). Ground Lessee shall give Ground Lessor notice of any Mortgage.

         SECTION 10.03. MORTGAGEE'S RIGHT TO CURE LEASE FAILURES OR EVENTS OF DEFAULT.

         (a) Ground Lessor shall provide, at the same time Ground Lessor gives notice of a Lease Failure to Ground Lessee, notice of such Lease Failure to each holder of a Mortgage (each holder of a Mortgage is a "MORTGAGEE"), the identity and address of which for purposes of notice Ground Lessor shall have been advised by notice given by

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


Ground Lessee pursuant to this Lease prior to the occurrence of a Lease Failure or Event of Default. Ground Lessor shall negotiate and execute such consent to assignment or other documents which shall define the terms and procedure for Mortgagee's right to cure Lease Failures or Events of Default on behalf of Ground Lessee.

         SECTION 10.04. GROUND LESSEE'S RIGHT TO CURE

         If Ground Lessor at any time fails to perform any act required of it under this Lease or to pay any amount required to be paid by it which becomes a Charge upon the Leased premises, then Ground Lessee may upon thirty (30) days written notice, and without waiving or releasing Ground Lessor from any such obligation, pay such amount or perform any act on Ground Lessor's part to be performed under this Lease. All sums paid or reasonable costs and expenses incurred by Ground Lessee shall be paid to Ground Lessee by Ground Lessor within thirty (30) days of demand.

         SECTION 10.05 COOPERATION FOR FINANCING

         Ground Lessor agrees to cooperate with Ground Lessee in the negotiation and execution of such amendments or additions to this Lease as lenders may reasonably request.

                                   ARTICLE XI
                              INTENTIONALLY OMITTED


                                   ARTICLE XII
                                     NOTICES

         SECTION 12.01 All notices required to be given in writing hereunder shall, unless the contrary is specified in this Lease, be given to the respective Parties at the following address, or at such other addresses as the Parties respectively may designate in writing to each other, by hand-delivery, registered mail or overnight express courier (such as Federal Express):


         If to DIG, addressed to:           DIG
                                            c/o CMS Generation Co.

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



                                                330 Town Center Drive
                                                Dearborn, Michigan   48126
                                                Attn: Vice President Operations

         With a copy to:                        DIG
                                                c/o CMS Generation Co.
                                                330 Town Center Drive
                                                Dearborn, MI 48126
                                                Attn: General Counsel



         If to ROUGE,
          addressed to:                Rouge Steel Company
                                                3001 Miller Road
                                                P.O. Box 1699
                                                Dearborn, Michigan 48121
                                                Attn: Chief Financial Officer

         With a copy to:                        Rouge Steel Company
                                                3001 Miller Road
                                                P.O. Box 1699
                                                Dearborn, Michigan 48121
                                                Attn: General Counsel


         Any such notice shall be deemed to have been given as of the date so delivered by hand, or in the case of a mailed or express delivered notice, when received at the respective addresses referred to above.


                                  ARTICLE XIII
                     BINDING EFFECT; SUCCESSORS AND ASSIGNS

         This Lease, including all agreements, covenants, representations and warranties, shall be binding upon, and inure to the benefit of, Ground Lessor, Ground Lessee, and their respective successors and assigns.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         SECTION 14.01. PARTIAL INVALIDITY. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid and unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         SECTION 14.02. AMENDMENT. Neither this Lease nor any of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought and consented to by Mortgagee.

         SECTION 14.03. HEADINGS; TABLE OF CONTENTS; REFERENCES. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience or reference only and shall not modify, define or limit any of the terms or provisions hereof. When a reference is made in this Lease to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Lease unless otherwise indicated.

         SECTION 14.04. COUNTERPARTS. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. It shall not be necessary for any counterpart to bear the signatures of both parties.

         SECTION 14.05. GOVERNING LAW. This Lease shall be governed by the laws of the State of Michigan and all terms and covenants shall be interpreted in accordance therewith.

         SECTION 14.06. BENEFICIAL OWNERSHIP OF THE SITE IMPROVEMENTS. It is the express intention of Ground Lessor and Ground Lessee that Ground Lessee shall be the beneficial owner of the Site Improvements and property of Ground Lessee on the Leased Premises for all purposes, subject to the provision of and Article X.


         SECTION 14.07. QUIET ENJOYMENT. Ground Lessor covenants with Ground Lessee that Ground Lessee shall peaceably and quietly hold and enjoy the Leased Premises for the Term, without hindrance from Ground Lessor or persons claiming under and through Ground Lessor, subject, however, to Ground Lessee's performance and observance of the terms and conditions of this Lease.


                                   ARTICLE XV
                          DISPUTE RESOLUTION PROCEDURES

         SECTION 15.01. IF A DISPUTE ARISES

                  Solely in the case of disputes which arise under Articles which explicitly require the use of the procedures outlined in this Article XV, the following procedure shall be followed except that either party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:

                  (1) Meeting - The parties shall hold a meeting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties or be deemed a waiver by a party of any remedies to which such party will otherwise be entitled hereunder.

                  (2) Alternate Dispute Resolution - If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to meet to select an appropriate form of alternative dispute resolution to resolve the matter in a timely and mutually satisfactory way.



SECTION 15.02. ARBITRATION

                  If the parties are not successful in negotiating a resolution to the dispute, or can not select an appropriate form of alternative dispute resolution within a reasonable time, or such alternative dispute resolution fails to settle the dispute, then the parties agree to submit the dispute to binding arbitration in accordance with the commercial rules of arbitration of the American Arbitration Association by a sole arbitrator and to bear equally the costs of the arbitration. Arbitration shall take place in the City of Dearborn, unless otherwise agreed by the parties. The substantive and procedural law of the State of Michigan shall apply to the proceedings. Equitable remedies shall be available in any arbitration. Punitive damages shall not be awarded. This section is subject to the Federal Arbitration Act, 9 USC ss. 1 et seq, and judgment upon the award rendered by the Arbitrator, if any, may be entered by any court having jurisdiction thereof.


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


         IN WITNESS WHEREOF, the undersigned have each caused this Lease to be duly executed and delivered and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized as of the day and year first above written.


In Presence of:                     ROUGE STEEL COMPANY



________________________            By:____________________________
Name:                               Gary P. Latendresse
                                            Executive Vice President
________________________                    and Chief Financial Officer
Name:


                                    DEARBORN INDUSTRIAL GENERATION,
                                    L.L.C., a Michigan limited liability company



________________________            By:____________________________
Name:

________________________
Name:


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